As filed with the Securities and Exchange Commission on April 3, 2018

Registration File No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

Connecticut

(State or jurisdiction of incorporation or organization)

71-0294708

(I.R.S. Employer Identification Number)

One Orange Way, C2S, Windsor, Connecticut 06095-4774, 1-800-262-3862

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Neil McMurdie, Senior Counsel

Voya Retirement Insurance and Annuity Company

One Orange Way, C2S, Windsor, Connecticut  06095-4774

(860) 580-2824

As soon as practical after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer      ☐                                                                                          Accelerated Filer                     ☐

Non-accelerated filer        ☑  (Do not check if a smaller reporting company)                      Smaller reporting company      ☐

                                                                                                                                       Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 8(a)(2)(B) of Securities Act. ☐

CALCULATION OF THE REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered*	Proposed maximum offering price per unit*	Proposed maximum aggregate offering price	Amount of registration fee*
			$1,000,000.00	$124.50

*    The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable as these securities are not issued in predetermined amounts or units.

PART I

INFORMATION REQUIRED IN PROSPECTUS

Voya Retirement Insurance and Annuity Company
Single Premium Deferred Modified Guaranteed Annuity Contract

VOYA MULTI-RATE ANNUITY

May 1, 2018

The Contract. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by Voya Retirement Insurance and Annuity Company (“VRIAC,” the “Company,” “we,” “us” or “our”). Prior to January 1, 2006, the Contract was issued by ING Insurance Company of America (“IICA”). On December 31, 2005, IICA merged with and into ING Life Insurance and Annuity Company (now known as VRIAC), and VRIAC assumed responsibility for all of IICA’s obligations under the contracts. This contract is no longer available for purchase. See “Purchase” in this prospectus for additional information.

Why Reading this Prospectus is Important. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully. If you do invest in the contract, retain this document for future reference.

How it Works. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including 20 years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

Withdrawals. You may withdraw all or part of your accumulated funds at any time. Withdrawals prior to the end of a guaranteed term may be subject to a market value adjustment and certain fees. Upon a full withdrawal, you could, therefore, receive less than your purchase payment. See the “Market Value Adjustment” section and the “Fees” section in this prospectus for additional information.

PLEASE REFER TO PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF THE RISK FACTORS ASSOCIATED WITH THE CONTRACT.

Additional Disclosure Information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract described in this prospectus is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the Federal Deposit Insurance Corporation (“FDIC”).

Our Home Office: Voya Retirement Insurance and Annuity Company One Orange Way Windsor, CT 06095-4774	Customer Service: P.O. Box 9271 Des Moines, IA 50306-9271 1-800-531-4547

We pay compensation to broker/dealers whose registered representatives sell the contract. See “Other Topics – Contract Distribution,” for further information about the amount of compensation we pay.

VRIAC MRA

Table of Contents

Page

CONTRACT OVERVIEW                                                                                                      3

GUARANTEED TERMS AND GUARANTEED INTEREST RATES                                5

YOUR CHOICES AT THE END OF A GUARANTEED TERM                                         7

PURCHASE                                                                                                                              8

RIGHT TO CANCEL                                                                                                              9

FEES                                                                                                                                          9

WITHDRAWALS                                                                                                                   11

SYSTEMATIC DISTRIBUTION OPTIONS                                                                        12

MARKET VALUE ADJUSTMENT                                                                                      13

DEATH BENEFIT                                                                                                                  14

INCOME PHASE                                                                                                                   15

INVESTMENTS                                                                                                                     17

FEDERAL TAX CONSIDERATIONS                                                                                 19

OTHER TOPICS                                                                                                                    29

APPENDIX I – Calculating a Market Value Adjustment                                                   I-1

VRIAC MRA                                                                         2

contract overview

The following is intended as a summary. Please read each section of this prospectus for additional detail.

Questions:  Contacting the Company. To answer your questions, contact your sales representative or write or call Customer Service:

Voya Retirement Insurance and Annuity Company

P.O. Box 9271

Des Moines, IA 50306-9271

1-800-531-4547

Contract Design

The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by Voya Retirement Insurance and Annuity Company. It is intended to be used as a retirement savings vehicle that allows you to invest in fixed interest options in order to help meet long-term financial goals.

Who’s Who

The contract holder (“you”):  The person to whom we issue an individual contract or a certificate under a group contract. We may also refer to the contract holder as the contract owner.

The Company (“we,” “us” or “our”):  Voya Retirement Insurance and Annuity Company. We issue the contract.

The contract:  Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

Contract Phases

The Accumulation Phase

•     At Investment. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including 20 years. Each guaranteed term has its own guaranteed interest rate. Generally, your purchase payment will earn interest at the guaranteed interest rate(s) for the duration of the guaranteed term(s) you select. If you withdraw or transfer amounts prior to the end of a guaranteed term, those amounts may be subject to a market value adjustment and certain fees. See “Market Value Adjustment” and “Fees.”

•     At Maturity. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the contract for a guaranteed term of the same or similar duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a guaranteed term, you can elect to reinvest in a different guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.

The Income Phase

You may start receiving income phase payments at any time after the first year of the contract. Several payment options are available. See “Income Phase.” In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.

VRIAC MRA                                                                         3

Contract Facts

Free Look/Right to Cancel:  You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See “Right to Cancel.”

Death Benefit:  A beneficiary may receive a benefit in the event of your death during both the accumulation and income phases (described in “Contract Phases,” above). The availability of a death benefit during the income phase depends upon the payment option selected. See “Death Benefit” and “Income PHASE.”

Withdrawals:  During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See “Market Value Adjustment,” “Withdrawals,” “Fees” and “Federal Tax Considerations.”

Systematic Distribution Options:  You may elect to receive regular payments from your account, while retaining the account in the accumulation phase. See “Systematic Distribution Options.”

Fees:  Certain fees may be deducted from your account value. See “Fees.”

Taxation:  You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “Federal Tax Considerations.”

Market Value Adjustment (“MVA”): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See “Market Value Adjustment.”

Risk Factors

Purchasing the contract involves certain risks as noted below. You should also carefully consider your personal tax situation before you purchase a contract. See “FEDERAL TAX CONSIDERATIONS” and discuss your personal tax situation with a tax and/or legal adviser for information about the tax treatment of the contract.

Liquidity Risk – The contract is designed for long-term investment and your purchase payment should be invested in the contract for at least the length of the early withdrawal charge period. The special withdrawal percentage does provide some liquidity. However, if you withdraw more than the special withdrawal percentage, an early withdrawal charge may apply, which in combination with the Market Value Adjustment, could result in the loss of principal and earnings. Because the contract provides only limited liquidity during the early withdrawal charge period, it is not suitable for short-term investment.

Fees – Your account value may be impacted by the early withdrawal charge, maintenance fee, premium taxes, Market Value Adjustment, and taxes. These fees and other deductions could result in you receiving less than your purchase payment.

VRIAC MRA                                                                         4

Early Withdrawal Charge – An early withdrawal charge may apply to certain withdrawals of all or a portion of your account value. The early withdrawal charge is designed to recover some of our sales and administrative costs associated with the contract. Any early withdrawal charge, in combination with the MVA, could result in the loss of principal and earnings. You bear the risk that you may receive less than your purchase payment.

The Market Value Adjustment – An MVA may apply to surrenders and early withdrawals or other transactions associated with the contract. We use the MVA to protect us from the risk that we will suffer a loss should we need to liquidate the investments we use to support the guaranteed interest rates that we offer in order to pay you the amount requested. The MVA may be negative, positive or result in no change. The MVA is generally negative when interest rates in the current market are higher than at the guaranteed interest rates for the guaranteed terms in which you are invested. At the time of any transaction triggering an MVA, in the event that interest rates in the current market are higher, you bear the risk that you may receive less than your purchase payment.

Interest Rate Risk – The minimum guaranteed interest rate associated with any applicable guaranteed term will never be less than the rate stated in your contract. We will periodically determine the interest rates we offer in excess of the guaranteed minimum interest rate in our sole discretion. We have no specific formula for determining the rate of interest we will declare in the future. The interest rates we declare are influenced by, but do not necessarily correspond with, interest rates available on the type of debt instruments in which we intend to invest amounts attributable to the contract. We cannot predict the level of future interest rates.

Investment Risk – The contract’s investment risk and return characteristics are similar to those of a zero coupon bond or certificate of deposit. Your account value maintained through the end of a guaranteed term provides a fixed rate of return. The Company guarantees principal and credited interest only when held for the length of the guaranteed term. Otherwise, an early withdrawal charge may apply, which in combination with the MVA, could result in the loss of principal and earnings. You bear the risk that you may receive less than your purchase payment.

Financial Strength – All guarantees under the contract are subject to the financial strength and claims paying ability of the Company.

guaranteed terms and guaranteed interest rates

The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, you select the guaranteed term(s) you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

Guaranteed Terms

Start Date. Guaranteed terms always start on the first business day of the month.

Length. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including 20 years.

Minimum Payments. Your single purchase payment must be at least $10,000.00. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.

VRIAC MRA                                                                         5

Guaranteed Interest Rates. We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one-year period, assuming you make no withdrawals. Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

One Guaranteed Term/Multiple Guaranteed Interest Rates. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years. You may not select a guaranteed term with multiple guaranteed interest rates if your contract is issued in the State of New York.

Example of Interest Crediting at the Guaranteed Interest Rate. The example below shows how interest is credited during a guaranteed term. The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See “Withdrawals,” “Market Value Adjustment,” “Fees” and “Federal Tax Considerations.”

Example:

Purchase payment:  $20,000.00

Guaranteed term:  7 years

Guaranteed interest rate:  6.00% per year

The guaranteed interest rate is applied in this example by using the formula:

1 + the guaranteed interest rate = 1.06

Account Value at End of Each Contract Year	Interest Earned at End of Each Contract Year
Contract year 1 = $21,200.00 ($20,000.00 x 1.06)	Interest at end of contract year 1 = $1,200.00

Contract year 2 = $22,472.00 ($21,200.00 x 1.06)	Interest at end of contract year 2 = $1,272.00

Contract year 3 = $23,820.32 ($22,472.00 x 1.06)	Interest at end of contract year 3 = $1,348.32

Contract year 4 = $25,249.54 ($23,820.32 x 1.06)	Interest at end of contract year 4 = $1,429.22

Contract year 5 = $26,764.51 ($25,249.54 x 1.06)	Interest at end of contract year 5 = $1,514.97

Contract year 6 = $28,370.38 ($26,764.51 x 1.06)	Interest at end of contract year 6 = $1,605.87

End of guaranteed term = $30,072.61 ($28,370.38 x 1.06)	Interest at end of contract year 7 = $1,702.23

Total interest credited in guaranteed term = $10,072.61 ($30,072.61 - $20,000.00)

VRIAC MRA                                                                         6

Determination of Guaranteed Interest Rates. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the amounts attributable to the contract. See “Investments.” The Company’s management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

•     Regulatory and tax requirements;

•     Sales commissions;

•     Administrative expenses;

•     General economic trends; and

•     Competitive factors.

The Company’s management determines the guaranteed interest rates we will offer. We cannot predict nor guarantee future levels of guaranteed interest rates above the contractually guaranteed minimum rate nor guarantee what rates will be offered in the future.

your choices at the end of a guaranteed term

At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

•     Reinvest all or part of it in another guaranteed term;

•     Withdraw all or part of it; or

•     Use all or part of it to start your income phase payments.

These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully. See “Withdrawals,” “Income Phase” and “Federal Tax Considerations.”

Requesting Your Choice. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the following manner:

•     For a guaranteed term equal to the guaranteed term just ended;

•     If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or

•     If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration.

Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you. We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.

VRIAC MRA                                                                         7

purchase

Contract Type. The contract is no longer available for purchase. The contract was available to be purchased as one of the following:

(1)   A nonqualified deferred annuity;

(2)   A rollover to a traditional individual retirement annuity (“IRA”) under Tax Code Section 408(b); (limitations apply, see “Purchasing a Traditional IRA” in this section); or

(3)   A rollover to a Roth IRA under Tax Code Section 408A (limitations apply, see “Purchasing a Roth IRA” in this section).

How to Purchase. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.

Payment Methods. The following purchase payment methods are allowed:

•     One lump-sum payment; or

•     Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.

Payment Amount. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

Purchasing a Traditional IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

•     A traditional individual retirement account under Tax Code Section 408(a);

•     A traditional individual retirement annuity under Tax Code Section 408(b); or

•     A retirement plan qualified under Tax Code Section 401 or 403.

Purchasing a Roth IRA. A contract may be purchased as a Roth IRA under Tax Code Section 408A, by transferring amounts previously accumulated under another Roth IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See “Federal Tax Considerations.”

Acceptance or Rejection of Applications or Enrollment Forms. We must accept or reject your application or enrollment form within two business days of receipt. If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

What Happens to Your Purchase Payment? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

VRIAC MRA                                                                         8

right to cancel

You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to Customer Service along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.

fees

The following fees and other deductions may impact your account value:

•     Early Withdrawal Charge (see below);

•     Maintenance Fee (see below);

•     Premium Taxes (see below);

•     Market Value Adjustment (see “Market Value Adjustment”); and

•     Taxation (see “Federal Tax Considerations”).

Early Withdrawal Charge

Withdrawals of all or a portion of your account value may be subject to a charge. In the case of a partial withdrawal where you request a specified dollar amount, the amount withdrawn from your account will be the amount you specified plus adjustment for any applicable early withdrawal charge.

Amount. The amount is a percentage of the purchase payment you withdraw. The percentage will be determined by the early withdrawal charge schedule below.

Purpose. This is a deferred sales charge. It reimburses some of our sales and administrative expenses associated with the contract.

Early Withdrawal Charge Schedule:

Years since purchase payment credited:	0	1	2	3	4	5	6	7

Fee as a percentage of payment withdrawn:	7%	7%	6%	6%	5%	4%	2%	0%

How We Apply the Schedule. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See “Federal Tax Considerations.”

VRIAC MRA                                                                         9

Example. Assume the first guaranteed term you select is for five years. Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See “Waiver of Charge,” below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.

Special Withdrawals. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

•     It applies only to the first withdrawal each calendar year;

•     All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and

•     If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

Waiver of Charge. The early withdrawal charge is waived for amounts that are:

•     Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above);

•     A full surrender of the account, where the current value of the account is $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months;

•     Withdrawn due to your election of a systematic distribution option (see “SYSTEMATIC DISTRIBUTION OPTIONS”); or

•     Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See “Other Topics ‒ Involuntary Terminations.”

Nursing Home Waiver. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

•     More than one account year has elapsed since the date your purchase payment was credited;

•     The annuitant designated under the contract has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and

•     The withdrawal is requested within three years of the designated annuitant’s admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non-licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

Market Value Adjustment and Taxation. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw. Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See “Market Value Adjustment” and “Federal Tax Considerations.”

VRIAC MRA                                                                         10

Annual Maintenance Fee

Currently, we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract’s effective date and if you make a full withdrawal from the contract. The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

Premium Taxes

Maximum Amount. Some states and municipalities charge a premium tax on annuities. These taxes currently range from 0% to 4%, depending upon the jurisdiction.

When/How. We reserve the right to deduct a charge for premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct a charge for premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

withdrawals

You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro-rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

Steps for Making a Withdrawal

•     Select the withdrawal amount.

(1)   Full Withdrawal:  You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.

(2)   Partial Withdrawal (Percentage or Specified Dollar Amount):  You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

•     Properly complete a disbursement form and submit it to Customer Service.

Delivery of Payment. Payment of withdrawal requests will be made in accordance with the SEC’s requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. Generally, a request is considered to be in “good order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.

VRIAC MRA                                                                         11

Taxes, Fees and Deductions. Amounts withdrawn may be subject to one or more of the following:

•     Early Withdrawal Charge:  Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See “Fees ‒ Early Withdrawal Charge.”

•     Annual Maintenance Fee:  If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See “Fees ‒ Annual Maintenance Fee.”

•     Market Value Adjustment:  The MVA reflects changes in interest rates since the start of the guaranteed term. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See “Market Value Adjustment.”

•     Tax Penalty:  If you make a withdrawal before you attain age 59½, the amount withdrawn may be subject to a 10% penalty tax. See “Federal Tax Considerations.”

•     Tax Withholding:  Amounts withdrawn may be subject to withholding for federal income taxes. See “Federal Tax Considerations.”

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call Customer Service at the number listed in “Contract Overview.”

systematic distribution options

Features of a Systematic Distribution Option

A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained. These options may be exercised at any time during the accumulation phase of the contract.

The following systematic distribution options may be available:

•     Systematic Withdrawal Option (“SWO”). SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.

SWO allows you to withdraw either a specified amount or a specified percentage of the contract’s value, or to withdraw amounts over a specified time period that you determine, within certain limits described in the contract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment is determined by dividing the designated annual amount by the number of payments due each calendar year. SWO payments are withdrawn pro-rata from each of the guaranteed terms under the contract.

Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the required minimum distribution under the Tax Code, the SWO payment will be increased to an amount equal to the minimum distribution amount.

If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See “fees ‒ Special Withdrawals.”

VRIAC MRA                                                                         12

•     Estate Conservation Option (“ECO”). ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax Code requires each year.

Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount once a year. ECO is not available under nonqualified contracts or under Roth IRA contracts. ECO payments are withdrawn pro-rata from each of the guaranteed terms under the contract. We will, upon request, inform you in advance of the amount payable under ECO.

If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See “fees ‒ Special Withdrawals.”

•     Other Systematic Distribution Options. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from Customer Service.

Availability. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

Eligibility. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or Customer Service.

Termination. You may revoke a systematic distribution option at any time by submitting a written request to Customer Service. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

Deductions and Taxation. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in “Fees.” However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax and/or legal adviser before one of these options is elected. See “Federal Tax Considerations.”

market value adjustment

Purpose of the MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates. The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

What is an MVA? In certain situations described below, including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the MVA amount may be positive and cause an increase in your withdrawal amount.

VRIAC MRA                                                                         13

Calculation of the MVA. For a further explanation of how the MVA is calculated, see “Appendix I.”

When Does an MVA Apply? An MVA may apply when:

•     You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.

•     You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments. While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See “Income Phase.”

•     We terminate the contract because your account value is less than $2,500.

•     You cancel the contract.

•     A death benefit is paid upon the death of the annuitant, more than six months after the annuitant’s death. See “Death Benefit.”

•     A death benefit is paid upon the death of a person other than the annuitant.

When Does an MVA Not Apply? An MVA will not be applied to:

•     Withdrawals under SWO or ECO as described in “Systematic Distribution Options.”

•     A death benefit payable upon death of an annuitant, if paid within six months of the annuitant’s death. See “Death Benefit.”

•     Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.

death benefit

During the Accumulation Phase

Who Receives the Benefit? If you or the annuitant dies during the accumulation phase, a death benefit will be paid to your beneficiary in accordance with the terms of the contract subject to the following:

•     Upon the death of a joint contract holder, the surviving joint contract holder will be deemed the designated beneficiary, and any other beneficiary on record will be treated as the beneficiary at the death of the surviving joint contract holder;

•     If you are not a natural person, the death benefit will be payable at the death of the annuitant designated under the contract or upon any change of the annuitant; and

•     If you die and no beneficiary exists, the death benefit will be paid in a lump sum to your estate.

Designating a Beneficiary(ies). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to Customer Service. Generally, a request is considered to be in “good order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out.

Calculation of the Benefit. The death benefit is calculated as of the date proof of death and the beneficiary’s right to receive the death benefit are received in good order at Customer Service. The amount of the death benefit is determined as follows:

•     If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value;

•     If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment; and

•     If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

VRIAC MRA                                                                         14

Benefit Payment Options. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:

•     In one lump-sum payment;

•     In accordance with any of the available income phase payment options. See “Income Phase ‒ Income Phase Payment Options;” or

•     In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

Unless the beneficiary elects otherwise, lump-sum payments will generally be made into an interest bearing retained asset account that is backed by our general account. This account is not FDIC insured and as part of our general account, is subject to the claims of our creditors. Beneficiaries that receive death benefit distributions through this account may access the entire proceeds at any time without penalty through a draftbook feature. Interest credited on this account may be less than you could earn if the lump-sum payment was invested outside of the contract. Additionally, interest credited on this account may be less than under other settlement options available through the contract, and the Company seeks to earn a profit on this account.

At the time of death benefit election, the beneficiary may elect to receive the death benefit proceeds directly by check rather than through the retained asset account draftbook feature by notifying us at the address shown in the “Contract Overview – Questions: Contacting the Company” section of this prospectus.

Taxation. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See “Federal Tax Considerations” for additional information.

Change of Beneficiary. You may change the beneficiary previously designated at any time by submitting notice in writing to Customer Service. The change will not be effective until we receive and record it.

income phase

During the income phase you receive payments from your accumulated account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can, subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary any income phase payments still due. You may be required to pay taxes on all or a portion of the income phase payments you receive. See “Federal Tax Considerations.”

Partial Entry into the Income Phase. You may elect a payment option for a portion of your account value, while leaving the remaining portion in a guaranteed term(s). Whether the Tax Code considers such payments taxable as annuity payments or as withdrawals is currently unclear; therefore, you should consult with a tax and/or legal adviser before electing this option.

Initiating Income Phase Payments. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:

•     Start date;

•     Payment option (see the payment options table in this section); and

•     Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

VRIAC MRA                                                                         15

What Affects Income Phase Payment Amounts? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any) selected.

Minimum Income Phase Payment Amounts. The payment option you select must result in one or both of the following:

•     A first payment of at least $50; or

•     Total yearly payments of at least $250.

If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment. We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price Index ‒ Urban.

Payment Start Date. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant’s 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant’s 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a tax and/or legal adviser if you are considering either of these courses of action.

Payment Length. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin. Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

Charges Deducted. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

Market Value Adjustment. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See “Market Value Adjustment.”

Death Benefit During the Income Phase. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant’s death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.

Taxation. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See “Federal Tax Considerations.”

VRIAC MRA                                                                         16

Income Phase Payment Options

The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

Terms used in the tables:

Annuitant:  The person(s) on whose life expectancy the income phase payments are calculated.

Beneficiary:  The person designated to receive the death benefit payable under the contract.

Lifetime Income Phase Payment Options
Life Income

Length of Payments:  For as long as the annuitant lives. It is possible that only one payment will be made should the annuitant die prior to the second payment’s due date.

Death Benefit ‒ None:  All payments end upon the annuitant’s death.

Life Income ‒ Guaranteed Payments

Length of Payments:  For as long as the annuitant lives, with payments guaranteed for your choice of 5, 10, 15 or 20 years, or other periods specified in the contract.

Death Benefit:  If the annuitant dies before we have made all the guaranteed payments, payments will continue to the beneficiary.

Life Income ‒ Two Lives

Length of Payments:  For as long as either annuitant lives. It is possible only one payment will be made if both the annuitant and joint annuitant die before the second payment’s due date.

Continuing Payments:  When you select this option, you will also choose either:

(a) 100%, 66⅔% or 50% of the payment to continue to the surviving annuitant after the first death; or

(b) 100% of the payment to continue to the first annuitant on the second annuitant’s death, and 50% of the payment to continue to the second annuitant on the first annuitant’s death.

Death Benefit ‒ None:  All payments end upon the death of both annuitants.

Life Income ‒ Two Lives ‒ Guaranteed Payments

Length of Payments:  For as long as either annuitant lives, with payments guaranteed for a minimum of 120 months, or other periods specified in the contract.

Continuing Payments:  100% of the payment will continue to the surviving annuitant after the first death.

Death Benefit:  If both annuitants die before the guaranteed payments have all been paid, payments will continue to the beneficiary.

Nonlifetime Income Phase Payment Option
Nonlifetime ‒ Guaranteed Payments

Length of Payments:  Payments will continue for your choice of 10 through 30 years (or other periods specified in the contract).

Death Benefit:  If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.

investments

Separate Account. Purchase payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest. Prior to January 1, 2006, amounts under the contract were held in a nonunitized separate account of ING Insurance Company of America (“IICA”), a wholly-owned subsidiary of the Company. In connection with the merger of IICA with and into the Company, this nonunitized separate account was transferred to the Company on December 31, 2005. The nonunitized separate account now operates pursuant to Connecticut law.

VRIAC MRA                                                                         17

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct. Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

Setting Guaranteed Interest Rates. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.

Types of Investments. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

•        Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

•        Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody’s Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor’s Corporation (AAA, AA, A or BBB) or any other nationally recognized rating organizations;

•        Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody’s, Standard & Poor’s, or other nationally recognized rating organizations, are deemed by the Company’s management to have an investment quality comparable to securities which may be purchased as stated above; and

•        Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company’s management to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for non-speculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

While this section generally describes our investment strategy, we are not obligated to invest the assets attributable to the contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws. The guaranteed interest rates we establish need not relate to the investment performance of the nonunitized separate account.

VRIAC MRA                                                                         18

FEDERAL TAX CONSIDERATIONS

Introduction

The contract described in this prospectus is designed to be treated as an annuity for U.S. federal income tax purposes. This section discusses our understanding of current federal income tax laws affecting the contract. The U.S. federal income tax treatment of the contracts is complex and sometimes uncertain. You should keep the following in mind when reading this section:

•     Your tax position (or the tax position of the beneficiary, as applicable) determines the federal taxation of amounts held or paid out under the contract;

•     Tax laws change. It is possible that a change in the future could affect contracts issued in the past, including the contract described in this prospectus;

•     This section addresses some, but not all, applicable federal income tax rules and generally does not discuss federal estate and gift tax implications, state and local taxes, or any other tax provisions;

•     We do not make any guarantee about the tax treatment of the contract or transactions involving the contract; and

•     No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

We do not intend this information to be tax advice. No attempt is made to provide more than a general summary of information about the use of the contract with non-tax-qualified and tax-qualified retirement arrangements, and the Tax Code may contain other restrictions and conditions that are not included in this summary. You should consult with a tax and/or legal adviser for advice about the effect of federal income tax laws, state tax laws or any other tax laws affecting the contract or any transactions involving the contract.

Types of Contracts: Nonqualified or Qualified

The contract described in this prospectus may be purchased on a non-tax-qualified basis (nonqualified contracts) or on a tax-qualified basis (qualified contracts).

Nonqualified Contracts. Nonqualified contracts do not receive the same tax benefits as are afforded to contracts funding qualified plans. You may not deduct the amount of your purchase payments to a nonqualified contract. Rather nonqualified contracts are purchased with after-tax contributions, generally for retirement, with the right to receive annuity payments for either a specified period of time or over a lifetime.

Qualified Contracts. Qualified contracts are designed for use by individuals and/or employers whose purchase payments are comprised solely of proceeds from and/or contributions under retirement plans or programs that are intended to qualify as plans or programs entitled to special favorable income tax treatment under sections 408 or 408A of the Tax Code. Employers or individuals intending to use the contract with such plans should seek legal and/or tax advice.

Taxation of Nonqualified Contracts

Taxation of Gains Prior to Distribution or Annuity Starting Date

General. Tax Code Section 72 governs the federal income taxation of annuities in general. We believe that if you are a natural person (in other words, an individual) you will generally not be taxed on increases in the value of a nonqualified contract until a distribution occurs or until annuity payments begin. This assumes that the contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to collaterally assign or pledge any portion of the contract value generally will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

VRIAC MRA                                                                         19

•     Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Tax Code requires a nonqualified contract to contain certain provisions specifying how your interest in the contract will be distributed in the event of your death. The nonqualified contracts contain provisions that are intended to comply with these Tax Code requirements, although no regulations interpreting these requirements have yet been issued. When such requirements are clarified by regulation or otherwise, we intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements;

•     Non-Natural Owners of a Nonqualified Contract. If the owner of the contract is not a natural person (in other words, is not an individual), a nonqualified contract generally is not treated as an annuity for federal income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase in the contract value over the “investment in the contract” (generally, the purchase payments or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with a tax and/or legal adviser before purchasing the contract. When the contract owner is not a natural person, a change in the annuitant is treated as the death of the contract owner for purposes of the required distribution rules described above; and

•     Delayed Annuity Starting Date. If the contract’s annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., after age 95), it is possible that the contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the contract could be currently includible in your income.

Taxation of Distributions

General. When a withdrawal from a nonqualified contract occurs before the contract’s annuity starting date, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner’s investment in the contract at that time. A market value adjustment, if applicable, could increase the contract value. Investment in the contract is generally equal to the amount of all purchase payments to the contract, plus amounts previously included in your gross income as the result of certain loans, collateral assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a nonqualified contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s investment in the contract (cost basis).

10% Penalty Tax. A distribution from a nonqualified contract may be subject to a penalty tax equal to 10% of the amount treated as income. In general, however, there is no penalty tax on distributions:

•     Made on or after the taxpayer reaches age 59½;

•     Made on or after the death of a contract owner (the annuitant if the contract owner is a non-natural person);

•     Attributable to the taxpayer’s becoming disabled as defined in the Tax Code;

•     Made as part of a series of substantially equal periodic payments (at least annually) over your life or life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary; or

•     The distribution is allocable to investment in the contract before August 14, 1982.

The 10% penalty tax does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax and/or legal adviser should be consulted with regard to exceptions from the penalty tax.

Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will generally carry over to the new contract. You should consult with a tax and/or legal adviser regarding procedures for making Section 1035 exchanges.

VRIAC MRA                                                                         20

If your contract is purchased through a tax-free exchange of an annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

•     First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the contract;

•     Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;

•     Then, from any remaining “income on the contract;” and

•     Lastly, from any remaining “investment in the contract.”

In certain instances, the partial exchange of a portion of one annuity contract for another contract is a tax-free exchange Pursuant to IRS guidance, receipt of partial withdrawals or surrenders from either an original contract or the new contract during the 180 day period beginning on the date of the partial exchange may retroactively negate the partial exchange. If the partial exchange is retroactively negated, the partial withdrawal or surrender of the original contract may be treated as a withdrawal, taxable as ordinary income to the extent of gain in the original contract and, if the partial exchange occurred prior to you reaching age 59½, may be subject to an additional 10% penalty tax. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, reports or recognizes a partial exchange. We strongly advise you to discuss any proposed 1035 exchange or subsequent distribution within 180 days of a partial exchange with your tax and/or legal adviser prior to proceeding with the transaction.

Taxation of Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income.

Annuity contracts that are partially annuitized are treated as separate contracts with their own annuity starting date and exclusion ratio. Specifically, an exclusion ratio will be applied to any amount received as an annuity under a portion of the annuity contract provided that annuity payments are made for a period of ten years or more or for life. Please consult your tax and/or legal adviser before electing a partial annuitization.

Death Benefits. Amounts may be distributed from a contract because of your death or the death of the annuitant. Different distribution requirements apply if your death occurs:

•     After you begin receiving annuity payments under the contract; or

•     Before you begin receiving such distributions.

If your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you die on September 1, 2018, your entire balance must be distributed by August 31, 2023. However, if distributions begin within one year of your death, then payments may be made over one of the following timeframes:

•     Over the life of the designated beneficiary; or

•     Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, the contract may be continued with the surviving spouse as the new contract owner. If the contract owner is a non-natural person and the primary annuitant dies or is changed, the same rules apply as outlined above for the death of a contract owner.

VRIAC MRA                                                                         21

Generally, amounts distributed from a contract because of your death or the death of the annuitant prior to the time annuity payments begin are includible in the income of the recipient as follows:

•     If distributed in a lump sum, they are taxed in the same manner as a surrender of the contract; or

•     If distributed under a payment option, they are taxed in the same way as annuity payments.

Special rules apply to amounts distributed after a beneficiary has elected to maintain the contract value and receive payments.

If the death occurs after annuity payments begin, a guaranteed period exists under the annuity option selected, and the annuitant dies before the end of that period, payments made for the remainder of that period are includible in income as follows:

•     If distributed in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or

•     If distributed in accordance with the existing annuity option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all payments thereafter are fully includible in income.

Some contracts offer a death benefit that may exceed the greater of the purchase payments and the contract value. Certain charges are imposed with respect to these death benefits. It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the contract.

Collateral Assignments, Pledges, Gratuitous Transfers and Other Issues. A pledge or collateral assignment (or agreement to pledge or collaterally assign) any portion of the contract value of a nonqualified contract is treated as a distribution of such amount or portion. If the entire contract value is pledged or collaterally assigned, subsequent increases in the contract value are also treated as distributions for as long as the pledge or collateral assignment remains in place. The investment in the contract is increased by the amount includible in income with respect to such pledge or collateral assignment, though it is not affected by any other aspect of the pledge or collateral assignment (including its release).

If an owner transfers a nonqualified contract without adequate consideration (a gratuitous transfer) to a person other than the owner’s spouse (or to a former spouse incident to a divorce), the owner must include in income the difference between the “cash surrender value” and the investment in the contract at the time of the transfer.  In such case, the transferee’s investment in the contract will be increased to reflect the amount that is included in the transferor’s income. The exceptions for transfers to an owner’s spouse or former spouse are limited to individuals who are treated as spouses under federal law.

The designation of an annuitant or payee other than an owner may result in certain tax consequences to you that are generally not discussed herein.

Anyone contemplating any pledges, collateral assignments, gratuitous transfers, or other designations, should consult a tax and/or legal adviser regarding the potential tax effects of such a transaction.

Multiple Contracts. Tax laws require that all nonqualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section 72(e) through the serial purchase of annuity contracts or otherwise.

Net Investment Income Tax. A net investment income tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from nonqualified contracts. This tax only applies to taxpayers with “modified adjusted gross income” above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others.

VRIAC MRA                                                                         22

Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number, if we are notified by the IRS that the taxpayer identification number we have on file is incorrect or if payment is made outside of the U.S. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of any non-periodic payments. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, please contact Customer Service.

If the payee is a non-resident alien, then U.S. federal withholding on taxable distributions will generally be at a 30% rate, unless a lower tax treaty rate applies. We may require additional documentation prior to processing any requested distribution.

If the payee of a distribution from the contract is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Tax Code as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the contract or the distribution. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the contract.

Taxation of Qualified Contracts

Eligible Retirement Plans and Programs.

The contract may be purchased with the following retirement plans and programs to accumulate retirement savings:

•     Individual Retirement Annuities (“IRA”) and Roth IRA. Section 408 of the Tax Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (“IRA”). Certain employers may establish Simplified Employee Pension (“SEP”) or Savings Incentive Match Plan for Employees (“SIMPLE”) plans to provide IRA contributions on behalf of their employees. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA, which provides for tax-free distributions, subject to certain restrictions. Sales of the contract for use with IRAs or Roth IRAs may be subject to special requirements of the IRS. The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRA qualification requirements.

The Company may offer or have offered the contract for use with certain other types of qualified plans. Please see your contract and consult with your tax adviser if you have questions about other types of plan arrangements not discussed herein.

VRIAC MRA                                                                         23

Special Considerations for IRAs. IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Contributions to IRAs must be made in cash or as a rollover or a transfer from another eligible plan. Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be “rolled over” on a tax-deferred basis into an IRA. You may roll over a distribution from an IRA to an IRA only once in any 12 month period. You will not be able to roll over any portion of an IRA distribution if you rolled over any other IRA a distribution during the preceding one-year period. This limit applies by aggregating all of your IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of this limit. Please note that this one-rollover-per-year rule does not apply to: (1) the conversion of a traditional IRA to a Roth IRA; (2) a rollover to or from a qualified plan; or (3) a trustee-to-trustee transfer between IRAs. Please consult your own tax and/or legal adviser if you have additional questions about these rules.

Early distributions from SIMPLE IRAs made within two years of beginning participation in the SIMPLE IRA are subject to a 25% early distribution tax.

Special Considerations for Roth IRAs. Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute. Roth IRA contributions are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA, IRA or eligible plan. Individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. A conversion of a traditional IRA to a Roth IRA and a rollover from any other eligible retirement plan to a Roth IRA made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.

You will not be able to roll over any portion of a Roth IRA distribution if you rolled over any other IRA distribution during the preceding one-year period. This limit applies by aggregating all of your IRAs, including SEP and SIMPLE IRAs, effectively treating them as one IRA for purposes of this limit. Please note that this one-rollover-per-year rule does not apply to: (1) the conversion of a traditional IRA to a Roth IRA; (2) a rollover to or from a qualified plan; or (3) a trustee-to-trustee transfer between Roth IRAs. Please consult your own tax and/or legal adviser if you have additional questions about these rules.

A 10% penalty tax may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

Taxation

The tax rules applicable to qualified contracts vary according to the type of qualified contract and the specific terms and conditions of the qualified contract and the terms and conditions of the qualified plan or program. The ultimate effect of federal income taxes on the amounts held under a qualified contract, or on income phase (i.e., annuity) payments from a qualified contract, depends on the type of qualified contract or program as well as your particular facts and circumstances. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified plan or program in order to continue receiving favorable tax treatment.

Adverse tax consequences may result from:

•     Contributions in excess of specified limits;

•     Distributions before age 59½ (subject to certain exceptions);

•     Distributions that do not conform to specified commencement and minimum distribution rules; and

•     Other specified circumstances.

VRIAC MRA                                                                         24

Some qualified plans and programs are subject to additional distribution or other requirements that are not incorporated into the contract described in this prospectus. No attempt is made to provide more than general information about the use of the contract with qualified plans and programs. Contract owners, sponsoring employers, participants, annuitants, and beneficiaries are cautioned that the rights of any person to any benefit under these qualified plans and programs may be subject to the terms and conditions of the plan or program, regardless of the terms and conditions of the contract. The Company is not bound by the terms and conditions of such plans and programs to the extent such terms contradict the language of the contract, unless we consent in writing.

Contract owners, sponsoring employers, participants, annuitants and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable law. Therefore, you should seek tax and/or legal advice regarding the suitability of a contract for your particular situation. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral. Under the federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn. However, in the case of a qualified plan (as described in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself. Annuities do provide other features and benefits (such as guaranteed living benefits and/or death benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with your financial representative taking into account the additional fees and expenses you may incur in an annuity.

Contributions

In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans and programs are limited by the Tax Code. We provide general information on these requirements for certain plans and programs below. You should consult with a tax and/or legal adviser in connection with contributions to a qualified contract.

Traditional and Roth IRAs.  You are eligible to contribute to a traditional IRA if you have compensation includible in income for the taxable year and you are not age 70½ by the end of the year. For 2018, the contribution to your traditional IRA cannot exceed the lesser of $5,500 or your taxable compensation. If you are age 50 or older, you can make an additional catch-up contribution of $1,000. Contributions to a traditional IRA may be deductible depending on your modified adjusted gross income (“MAGI”), tax filing status, and whether you or your spouse are an active participant in a retirement plan.

You may be eligible to contribute to a Roth IRA if you have compensation includible in income for the year. For 2018, the contribution to a Roth IRA cannot exceed the lesser of $5,500 or your taxable compensation. If you are age 50 or older, you can make an additional catch up contribution of $1,000. The amount you can contribute to a Roth IRA is reduced by the amount of any contributions you make to an individual retirement plan for your benefit (not including SEPs or SIMPLE IRAs). Your ability to contribute to a Roth IRA may be further limited by your MAGI and tax filing status. Contributions to a Roth IRA are not deductible.

Distributions – General

Certain tax rules apply to distributions from the contract. A distribution is any amount taken from a contract including withdrawals, income phase (i.e., annuity) payments and death benefit proceeds. The taxable portions of all distributions will be reported to the IRS.

VRIAC MRA                                                                         25

IRAs. All distributions from an IRA are taxed as received unless either one of the following is true:

•     The distribution is directly transferred to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or

•     You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

10% Additional Tax. The Tax Code imposes a 10% additional tax on the taxable portion of any distribution from a traditional or Roth IRA.

Exceptions to the 10% additional tax may apply if:

•     You have attained age 59½;

•     You have become disabled, as defined in the Tax Code;

•     You have died and the distribution is to your Beneficiary;

•     The distribution amount is rolled over into another eligible retirement plan or to a traditional or Roth IRA in accordance with the terms of the Tax Code;

•     The distribution is paid directly to the government in accordance with an IRS levy;

•     The distribution is a qualified reservist distribution as defined under the Tax Code;

•     The distribution is eligible for penalty relief extended to victims of certain natural disasters; or

•     You have unreimbursed medical expenses that are more than 7.5% of your adjusted gross income.

Additional exceptions may apply to distributions from a traditional or Roth IRA if:

•     The distribution amount is made in substantially equal periodic payments (at least annually) over your life (or life expectancy) or the join lives (or joint life expectancies) of you and your designated beneficiary;

•     The distributions are not more than the cost of your medical insurance due to a period of unemployment (subject to certain conditions);

•     The distributions are not more than your qualified higher education expenses; or

•     You use the distribution to buy, build or rebuild a first home.

The Tax Code may provide other exceptions or impose other penalty taxes in other circumstances.

Qualified Distributions ‒ Roth IRAs. A partial or full distribution of purchase payments to a Roth IRA account and earnings credited on those purchase payments will be excludable from income if it is a qualified distribution. A “qualified distribution” from a Roth IRA account is defined as a distribution that meets the following two requirements:

•     The distribution occurs after the five-year taxable period measured from the earlier of:

>    The first taxable year you, as applicable, made a contribution to a Roth IRA or a designated Roth contribution to any designated Roth account established for you under the same applicable retirement plan as defined in Tax Code Section 402A; or

>    If a rollover contribution was made from a designated Roth account previously established for you under another applicable retirement plan, the first taxable year for which you made a designated Roth contribution to such previously established account; AND

•     The distribution occurs after you attain age 59½, die with payment being made to your beneficiary or estate or become disabled as defined in the Tax Code.

A distribution from a Roth account that is not a qualified distribution is includible in gross income under the Tax Code in proportion to your investment in the contract (basis) and earnings on the contract.

VRIAC MRA                                                                         26

Distributions - Eligibility

Lifetime Required Minimum Distributions (IRAs)

To avoid certain tax penalties, you and any designated beneficiary must also satisfy the required minimum distribution rules set forth in the Tax Code. These rules may dictate the following:

•     The start date for distributions;

•     The time period in which all amounts in your contract(s) must be distributed; and

•     Distribution amounts.

Start Date. Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70½ or in the case of an employer-sponsored plan, April 1 of the calendar year following the calendar year in which you retire, whichever occurs later.

Time Period. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

•     Over your life or the joint lives of you and your designated beneficiary; or

•     Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

Distribution Amounts. The amount of each required distribution must be calculated in accordance with Tax Code Section 401(a)(9). Before annuity payments begin, the required minimum distribution amount is generally determined by dividing the entire interest in the account as of December 31 of the preceding year by the applicable distribution period. The entire interest in the account includes the amount of any outstanding rollover, transfer and recharacterization, if applicable, and the actuarial present value of any other benefits provided under the account, such as guaranteed death benefits. If annuity payments have begun under an annuity option that satisfies the Tax Code section 401(a)(9) regulations, such payments will generally be viewed as satisfying your required minimum distribution.

50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax is imposed on the required amount that was not distributed. In certain circumstances this excise tax may be waived by the IRS.

Roth IRAs. Required minimum distributions are not applicable to Roth IRAs. Further information regarding required minimum distributions may be found in your contract.

Required Distributions upon Death (IRAs and Roth IRAs)

Different distribution requirements apply after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your contract.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Very generally, for benefits not being paid as an annuity, this means calculating the minimum distribution using the longer of the beneficiary’s remaining life expectancy determined in the year following the year of the owner’s death reduced by one for each subsequent year or owner’s remaining life expectancy at death, reduced by one for each subsequent year. Tax Code Section 401(a)(9) provides specific rules for calculating the required minimum distributions after your death.

VRIAC MRA                                                                         27

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must generally be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2018, your entire balance must be distributed to the designated beneficiary by December 31, 2023. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, then payments may be made over either of the following timeframes:

•     Over the life of the designated beneficiary; or

•     Over a period not extending beyond the life expectancy of the designated beneficiary.

Start Dates for Spousal Beneficiaries. If your death occurs before the date you begin receiving required minimum distributions under the contract and the designated beneficiary is your spouse, distributions must generally begin on or before the later of the following:

•     December 31 of the calendar year following the calendar year of your death; or

•     December 31 of the calendar year in which you would have attained age 70½.

No Designated Beneficiary. If your death occurs before the date you begin receiving required minimum distributions under the contract and there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the contract owner’s death.

Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the contract owner’s surviving spouse, the spousal beneficiary may elect to treat the contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the contract or fails to take a distribution within the required time period.

Withholding

Any taxable distributions under the contract are generally subject to withholding. Federal income tax withholding rates vary according to the type of distribution and the recipient’s tax status.

IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number, if we are notified by the IRS that the taxpayer identification number we have on file is incorrect, or if the payment is made outside of the U.S. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

Non-Resident Aliens. If you or your designated beneficiary is a non-resident alien, withholding will generally be 30% based on the individual’s citizenship, the country of domicile and tax treaty status.

Assignment and Other Transfers

IRAs and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under the contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a tax and/or legal adviser regarding the potential tax effects of such a transaction.

Same-Sex Marriages

The contract provides that upon your death a surviving spouse may have certain continuation rights that he or she may elect to exercise for the contract’s death benefit and any joint-life coverage under a living benefit. All contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Please consult your tax and/or legal adviser for further information about this subject.

VRIAC MRA                                                                         28

Possible Changes in Taxation

Although the likelihood of legislative change and tax reform is uncertain, there is always the possibility that the tax treatment of the contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax and/or legal adviser with respect to legislative developments and their effect on the contract.

Taxation of the Company

We are taxed as a life insurance company under the Tax Code. The Company owns all assets supporting the contract obligations. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contracts with respect to any tax liability of the Company.

other topics

Anti-Money Laundering

In order to protect against the possible misuse of our products in money laundering or terrorist financing, we have adopted an anti-money laundering program satisfying the requirements of the USA PATRIOT Act and other current anti-money laundering laws. Among other things, this program requires us, our agents and customers to comply with certain procedures and standards that will allow us to verify the identity of the sponsoring organization and that contributions and loan repayments are not derived from improper sources.

Under our anti-money laundering program, we may require customers, and/or beneficiaries to provide sufficient evidence of identification, and we reserve the right to verify any information provided to us by accessing information databases maintained internally or by outside firms.

We may also refuse to accept certain forms of payments or loan repayments (traveler’s cheques, cashier's checks, bank drafts, bank checks and treasurer's checks, for example) or restrict the amount of certain forms of payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning the payment to you and not issuing the Contract.

Applicable laws designed to prevent terrorist financing and money laundering might, in certain circumstances, require us to block certain transactions until authorization is received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

Our anti-money laundering program is subject to change without notice to take account of changes in applicable laws or regulations and our ongoing assessment of our exposure to illegal activity.

Unclaimed Property

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Contract owners are urged to keep their own, as well as their beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and Social Security numbers. Such updates should be communicated to Customer Service.

VRIAC MRA                                                                         29

Cyber Security

Like others in our industry, we are subject to operational and information security risks resulting from "cyber-attacks", "hacking" or similar illegal or unauthorized intrusions into computer systems and networks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service attacks on websites and other operational disruption and unauthorized release of confidential customer information. Although we seek to limit our vulnerability to such risks through technological and other means and we rely on industry standard commercial technologies to maintain the security of our information systems, it is not possible to anticipate or prevent all potential forms of cyber-attack or to guarantee our ability to fully defend against all such attacks. In addition, due to the sensitive nature of much of the financial and similar personal information we maintain, we may be at particular risk for targeting.

Cyber-attacks affecting us, any third party administrator, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website impact our ability to calculate accumulation unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your contract that result from cyber-attacks or information security breaches in the future.

The Company

Voya Retirement Insurance and Annuity Company (the “Company,” “we,” “us,” or “our”) issues the contracts described in this prospectus and is responsible for providing each contract’s insurance and annuity benefits. All guarantees and benefits provided under the contracts that are not related to the separate account are subject to the claims paying ability of the Company and our general account. We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976. Prior to January 1, 2002, the Company was known as Aetna Life Insurance and Annuity Company. From January 1, 2002, until August 31, 2014, the Company was known as ING Life Insurance and Annuity Company.

We are an indirect, wholly owned subsidiary of Voya Financial, Inc. (“Voya”), which until April 7, 2014, was known as ING U.S., Inc. In May, 2013 the common stock of Voya began trading on the New York Stock Exchange under the symbol “VOYA.”

We are engaged in the business of selling life insurance and annuities and providing financial services in the United States. We are authorized to conduct business in all states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Our principal executive offices are located at:

One Orange Way

Windsor, CT 06095-4774

Product Regulation. Our annuity, retirement and investment products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority (“FINRA”), the Department of Labor (“DOL”), the IRS and the Office of the Comptroller of the Currency (“OCC”). For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration and investments that are conditions for beneficial tax treatment of such products under the Tax Code. See “FEDERAL TAX CONSIDERATIONS” for further discussion of some of these requirements. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to our reputation, interruption of our operations or adversely impact profitability.

VRIAC MRA                                                                         30

Contract Distribution

The Company’s subsidiary, Voya Financial Partners, LLC, serves as the principal underwriter for the contracts. Voya Financial Partners, LLC, a Delaware limited liability company, is registered as a broker-dealer with the SEC. Voya Financial Partners, LLC is also a member of FINRA and the Securities Investor Protection Corporation (“SIPC”). Voya Financial Partners, LLC’s principal office is located at One Orange Way, Windsor, CT 06095-4774.

The contracts are offered to the public by individuals who are registered representatives of Voya Financial Partners, LLC or other broker-dealers which have entered into a selling arrangement with Voya Financial Partners, LLC. We refer to Voya Financial Partners, LLC and the other broker-dealers selling the contracts as “distributors.”

All registered representatives selling the contracts must also be licensed as insurance agents for the Company.

Registered representatives of distributors who solicit sales of the contracts typically receive a portion of the compensation paid to the distributor in the form of commissions or other compensation, depending upon the agreement between the distributor and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to distributors through fees and charges imposed under the contracts.

Compensation Arrangements. Registered Representatives who offer and sell the contracts may be paid a commission. The maximum percentage amount that may be paid with respect to a given purchase payment is the first-year percentage which ranges from 0% to a maximum of 6% of the first year of payments to an account. Renewal commissions paid on payments made after the first year and asset-based service fees may also be paid.

Individual registered representatives may receive all or a portion of compensation paid to their distributor, depending upon the firm’s practices. Commissions and any annual payments, when combined, could exceed 6.0% of total purchase payments. To the extent permitted by SEC and FINRA rules and other applicable laws and regulations, we may also pay or allow other promotional incentives or payments in the form of cash payments or other compensation to distributors, which may require the registered representative to attain a certain threshold of sales of Company products.

We may also enter into special compensation arrangements with certain distributors based on those firms’ aggregate or anticipated sales of the contracts or other criteria. These arrangements may include commission specials, in which additional commissions may be paid in connection with purchase payments received for a limited time period, within the maximum commission rates noted above. These special compensation arrangements will not be offered to all distributors, and the terms of such arrangements may differ among distributors based on various factors. These special compensation arrangements may also be limited only to Voya Financial Advisors, Inc. and other distributors affiliated with the Company. Any such compensation payable to a distributor will not result in any additional direct charge to you by us.

Some personnel may receive various types of non-cash compensation as special sales incentives, including trips, and we may also pay for some personnel to attend educational and/or business seminars. Any such compensation will be paid in accordance with SEC and FINRA rules. Employees of the Company or its affiliates (including wholesaling employees) may receive more compensation when funds advised by the Company or its affiliates (“affiliated funds”) are selected by a contract holder than when unaffiliated funds are selected. Additionally, management personnel of the Company, and of its affiliated broker-dealers, may receive additional compensation if the overall amount of investments in funds advised by the Company or its affiliates meets certain target levels or increases over time. Compensation for certain management personnel, including sales management personnel, may be enhanced if management personnel meet or exceed goals for sales of the contracts, or if the overall amount of investments in the contracts and other products issued or advised by the Company or its affiliates increases over time. Certain sales management personnel may also receive compensation that is a specific percentage of the commissions paid to distributors or of purchase payments received under the contracts, or which may be a flat dollar amount that varies based upon other factors, including management’s ability to meet or exceed service requirements, sell new contracts or retain existing contracts, or sell additional service features such as a common remitting program.

VRIAC MRA                                                                         31

In addition to direct cash compensation for sales of contracts described above, through Voya Financial Partners, LLC, we may also pay distributors additional compensation or reimbursement of expenses for their efforts in selling the contracts to you and other customers. These amounts may include:

•     Marketing/distribution allowances which may be based on the percentages of purchase payments received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the year;

•     Loans or advances of commissions in anticipation of future receipt of purchase payments (a form of lending to registered representatives). These loans may have advantageous terms, such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which may be conditioned on sales;

•     Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also hold training programs from time to time at our expense;

•     Sponsorship payments or reimbursements for distributors to use in sales contests and/or meetings for their registered representatives who sell our products. We do not hold contests based solely on sales of this product;

•     Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, representative recruiting or other activities that promote the sale of policies; and

•     Additional cash or noncash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the contracts.

The following is a list of the top 25 distributors that, during 2017, received the most compensation, in the aggregate, from us in connection with the sale of registered variable annuity contracts issued by the Company, ranked by total dollars received:

•     Voya Financial Advisors, Inc.

•     Lincoln Investment Planning, Inc.

•     LPL Financial Corporation

•     Morgan Stanley Smith Barney LLC

•     Regulus Advisors, LLC

•     Kestra Investment Services, LLC

•     Cetera Investment Services LLC

•     Woodbury Financial Services, Inc.

•     American Portfolios Financial Services, Inc.

•     PlanMember Securities Corporation

•     Lockton Financial Advisors, LLC

•     Securities America, Inc.

•     NYLIFE Securities LLC

•     MSI Financial Services, Inc.

•     GWN Securities Inc.

•     Lincoln Financial Advisors Corporation

•     First Allied Securities, Inc.

•     Founders Financial Securities, LLC

•     Royal Alliance Associates, Inc.

•     Northwestern Mutual Investment Services, Inc.

•     Ameriprise Financial Services, Inc.

•     Cadaret, Grant & Co., Inc.

•     IMA Wealth, Inc.

•     Huckin Financial Group, Inc.

•     Ameritas Investment Corp.

This is a general discussion of the types and levels of compensation paid by us for the sale of our variable annuity contracts. It is important for you to know that the payment of volume or sales-based compensation to a distributor or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another Company, and may also provide a financial incentive to promote one of our contracts and/or services over another.

VRIAC MRA                                                                         32

Contract Modification

Only an authorized officer of the Company may change the terms of the contract. We may change the contract as required by federal or state law. In addition, we may, upon 30 days’ written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract. Certain changes will require the approval of appropriate state or federal regulatory authorities.

Certain changes will require the approval of appropriate state or federal regulatory authorities.

Transfer of Ownership; Assignment

Your rights under a nonqualified contract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at Customer Service. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any designated beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person. In some cases, an assignment may have adverse tax consequences. You should consult a tax and/or legal adviser.

Involuntary Terminations

We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days’ advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

Experts

The financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The primary business address of Ernst & Young LLP is 200 Clarendon St., Boston, MA 02116.

Legal Proceedings

We are not aware of any pending legal proceedings that are likely to have a material adverse effect upon the Company’s ability to meet its obligations under the contract, Voya Financial Partners, LLC’s ability to distribute the contract or upon the separate account.

VRIAC MRA                                                                         33

•     Litigation. Notwithstanding the foregoing, the Company and/or Voya Financial Partners, LLC, is a defendant in a number of litigation matters arising from the conduct of its business, both in the ordinary course and otherwise. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Certain claims are asserted as class actions. Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages and other relief. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim oftentimes bears little relevance to the merits or potential value of a claim.

•     Regulatory Matters. As with other financial services companies, the Company and its affiliates, including Voya Financial Partners, LLC, periodically receive informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry. It is the practice of the Company to cooperate fully in these matters. Regulatory investigations, exams, inquiries and audits could result in regulatory action against the Company or subject the Company to settlement payments, fines, penalties and other financial consequences, as well as changes to the Company’s policies and procedures.

The outcome of a litigation or regulatory matter and the amount or range of potential loss is difficult to forecast and estimating potential losses requires significant management judgment. It is not possible to predict the ultimate outcome for all pending litigation and regulatory matters and given the large and indeterminate amounts sought and the inherent unpredictability of such matters, it is possible that an adverse outcome in certain litigation or regulatory matters could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.

Suspension of Payments

We reserve the right to suspend or postpone the date of any payment of benefits or determination of any value (including the Accumulation Value) under the Contract, beyond the seven permitted days, under any of the following circumstances:

•     On any Business Day when the NYSE is closed (except customary weekend and holiday closings) or when trading on the NYSE is restricted;

•     When an emergency exists as determined by the SEC; or

•     During any other periods the SEC may, by order, permit for the protection of investors.

The conditions under which restricted trading or an emergency exists shall be determined by the rules and regulations of the SEC.

We have the right to delay payment for up to six months, contingent upon written approval by the insurance supervisory official in the jurisdiction in which this Contract is issued. For Contracts issued in Idaho, any payment deferred 30 days or more will include interest as required by applicable state law. Payment of benefits or values may also be delayed or suspended as required by court order or any regulatory action.

Further Information

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the SEC. You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Branch of the SEC at:

Securities and Exchange Commission

Public Reference Branch

100 F Street, N.E., Room 1580

Washington, DC 20549

VRIAC MRA                                                                         34

You may also obtain copies of these materials at prescribed rates from the Public Reference Branch of the above office. More information on the operation of the Public Reference Branch is available by calling the SEC at either 1-800-SEC-0330 or 1-202-551-8090 or by e-mailing publicinfo@sec.gov. You may also find more information about the Company by visiting the Company’s homepage on the internet at www.voya.com.

Our filings are available to the public on the SEC’s website at www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC website into this prospectus.) When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933. This number is 333-________.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that the incorporated document is considered part of this prospectus. We can disclose important information to you by referring you to this document. This prospectus incorporates by reference the Annual Report on Form 10-K for the year ended December 31, 2017. Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2017. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. The registration statement, of which this prospectus is a part, and our Exchange Act filings are available to the public on the SEC’s website at www.sec.gov, and we file these documents electronically according to EDGAR under CIK No. 0000837010.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

Voya Retirement Insurance and Annuity Company

Customer Service

P.O. Box 9271

Des Moines, IA 50306-9271

1-800-531-4547

Inquiries

You may contact us directly by writing or calling us at the address or phone number shown above.

VRIAC MRA                                                                         35

appendix i

Calculating a Market Value Adjustment

Market Value Adjustment Formula

The mathematical formula used to determine the MVA is:

{	(1+i)	}	x
365
(1+j)

Where:

i is the deposit period yield;

j is the current yield; and

x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

Explanation of the Market Value Adjustment Formula

The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:

•     The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and

•     The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

Deposit Period Yield

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:

•     We identify the Treasury Notes that mature in the last three months of the guaranteed term; and

•     We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.

VRIAC MRA                                                         I-1

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.

Current Yield

To determine the current yield, we use the same Treasury Notes identified for the deposit period yield ‒ Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

Examples of MVA Calculations

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I
Assumptions: i, the deposit period yield, is 4% j, the current yield, is 6% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.	Assumptions: i, the deposit period yield, is 5% j, the current yield, is 6% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

MVA = {	(1 + i)	}	x 365	MVA = {	(1 + i)	}	x 365
	(1 + j)				(1 + j)

MVA = {	(1.04)	}	927 365	MVA = {	(1.05)	}	927 365
	(1.06)				(1.06)
		= .9528				= .9762

In this example, the deposit period yield of 4% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000.00 would result in a $2,099.08 withdrawal from the guaranteed term.

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000.00 would result in a $2,048.76 withdrawal from the guaranteed term.

VRIAC MRA                                                         I-2

EXAMPLE II
Assumptions: i, the deposit period yield, is 6% j, the current yield, is 4% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.	Assumptions: i, the deposit period yield, is 5% j, the current yield, is 4% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

MVA = {	(1 + i)	}	x 365	MVA = {	(1 + i)	}	x 365
	(1 + j)				(1 + j)

MVA = {	(1.06)	}	927 365	MVA = {	(1.05)	}	927 365
	(1.04)				(1.04)
		= 1.0496				= 1.0246

In this example, the deposit period yield of 6% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000.00 would result in a $1,905.49 withdrawal from the guaranteed term.

In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000.00 would result in a $1,951.98 withdrawal from the guaranteed term.

VRIAC MRA                                                         I-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are as follows Except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$124.50
Federal Taxes	$0
State Taxes and Fees	$0
Trustees’ and Transfer Agents’ Fees	$0
Printing and Engraving	$0
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$0
Engineering Fees	$0
Total Expenses	$5,124.50

Item 15.  Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes (“CGS”) provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations.

These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-770(2); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation.

Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Connecticut, Voya Financial, Inc. maintains Professional Liability and Fidelity bond, Employment Practices liability and Network Security insurance policies issued by an international insurer. The policies cover Voya Financial, Inc. and any company in which Voya Financial, Inc. has a controlling financial interest of 50% or more. The policies cover the funds and assets of the principal underwriter/depositor under the care, custody and control of Voya Financial, Inc. and/or its subsidiaries. The policies provide for the following types of coverage: Errors and Omissions/Professional Liability, Employment Practices liability and Fidelity/Crime (a.k.a. “Financial Institutional Bond”) and Network Security (a.k.a. “Cyber/IT”).

Section 20 of the Voya Financial Partners, LLC Amended and Restated Limited Liability Company Agreement executed as of June 30, 2016 provides that Voya Financial Partners, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of Voya Financial Partners, LLC, as long as he acted in good faith on behalf of Voya Financial Partners, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

(1)	Exhibits
	(a)	Form of Underwriting Agreement by and between Aetna Insurance Company of America and Variable Annuity Account I and Variable Annuity Account II and Aetna Life Insurance and Annuity Company.
(b)

Form of First Amendment to Principal Underwriting Agreement by and between Aetna Insurance Company of America and Variable Annuity Account I and Variable Annuity Account II and Aetna Life Insurance and Annuity Company.

	(c)	Form of Confirmation/Acknowledgement of Principal Underwriting Agreement.
(3)	(a)	Restated Certificate of Incorporation (amended and restated as of October 1, 2007) of ING Life Insurance and Annuity Company.
	(b)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective October 1, 2007.
(4)	(a)	Group Annuity Contract (Form No. G2-MGA-95).
	(b)	Individual Annuity Contract (Form No. I2-MGA-95).
	(c)	Certificate (G2CC-MGA-95) to Group Annuity Contract Form No. G-MGA.
	(d)	Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95.
	(e)	Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95.
	(f)	Name Change Endorsement (ENMCHGI (05/02)).
	(g)	Name Change Endorsement (EVNMGHC (09/14)).
(5)		Opinion re: Legality
(23)	(a)	Consent of Independent Registered Public Accounting Firm.
	(b)	Consent of Legal Counsel (included in Exhibit (5) above).
(24)	(a)	Powers of Attorney, included on signature page of this Registration Statement.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)         Rule 415 offering

(1)        Not Applicable

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      Not Applicable

(5)(i)  Not Applicable

(5)(ii) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of  any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Filings incorporating subsequent Exchange Act documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Not applicable

(d)      Not applicable

(e)      Not applicable

(f)       Not applicable

(g)      Not applicable

(h)      Request for acceleration of effective date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)       Not applicable

(j)       Not applicable

(k)      Not applicable

(l)       Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 3rd day of April, 2018.

By:	VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Depositor

By:	/s/ Charles P. Nelson
Charles P. Nelson President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie, Brian H. Buckley, Christopher J. Madin, Peter M. Scavongelli and Justin A. Smith, and each of them individually, such person’s true and lawful attorneys and agents with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

/s/ Charles P. Nelson	Director and President	3/12/2018
Charles P. Nelson	(principal executive officer)

/s/ Carolyn M. Johnson	Director	3/12/2018
Carolyn M. Johnson

/s/ Rodney O. Martin, Jr.	Director	3/8/2018
Rodney O. Martin, Jr.

/s/ Chetlur S. Ragavan	Director	3/6/2018
Chetlur S. Ragavan

/s/ Michael S. Smith	Director	3/8/2018
Michael S. Smith

/s/ Francis G. O’Neill	Senior Vice President and Chief Financial Officer	3/14/2018
Francis G. O’Neill	(principal financial officer)

/s/ C. Landon Cobb, Jr.	Senior Vice President and Chief Accounting Officer	3/5/2018
C. Landon Cobb, Jr.	(principal accounting officer)

Witness & Notary

Attested and subscribed in the presence of the principal and subsequent to the principal subscribing same:

First Witness signs:  /s/ Jo-Ann L. Samela                       Second Witness Signs:  /s/ Michele Eleveld

Printed name of witness:  Jo-Ann L. Samela                   Printed name of witness:  Michele Eleveld

State of Connecticut)

County of Hartford  )  ss:  at Windsor on March 12, 2018

Personally Appeared Charles P. Nelson, Signer and Sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

/s/ Mary L. Grimaldi Notary Public	Mary L. Grimaldi Notary Public, State of Connecticut Commission Expires: 11/30/20

*****************************************************

Witness & Notary

Attested and subscribed in the presence of the principal and subsequent to the principal subscribing same:

First Witness signs:  /s/ Michele Confalone                    Second Witness Signs:  /s/ Christiana J. Raby

Printed name of witness:  Michele Confalone                Printed name of witness:  Christiana J. Raby

State of Connecticut)

County of Hartford  )  ss:  at Windsor on 3/12, 2018

Personally Appeared Carolyn M. Johnson, Signer and Sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

/s/ Jo-Ann L. Samela Notary Public	Jo-Ann L. Samela Notary Public, State of Connecticut Commission Expires: 5/31/18

*****************************************************

State of New York

County of New York

On the 8th day of March in the year 2018, before me, the undersigned, personally appeared Rodney O. Martin, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier A. Moore Notary Public	Pier A. Moore Notary Public, State of New York No. 01MO6115336 Qualified in Kings County Certified filed in New York County Commission Expires 9/7/20

State of New York

County of New York

On the 6th day of March in the year 2018, before me, the undersigned, personally appeared Chetlur S. Ragavan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier A. Moore Notary Public	Pier A. Moore Notary Public, State of New York No 01MO6115336 Qualified in Kings County Certified filed in New York County Commission Expires 9/7/2020

*****************************************************

State of New York

County of New York

On the 8th day of March in the year 2018, before me, the undersigned, personally appeared Michael S. Smith, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier A. Moore Notary Public	Pier A. Moore Notary Public, State of New York No. 01MO6115336 Qualified in Kings County Certified filed in New York County Commission Expires 9/7/20

*****************************************************

Witness & Notary

Attested and subscribed in the presence of the principal and subsequent to the principal subscribing same:

First Witness signs:  /s/ Robert Julson                             Second Witness Signs:  /s/ Kathy Bradley

Printed name of witness:  Robert Julson                          Printed name of witness:  Kathy Bradley

State of Connecticut)

County of Hartford  )  ss:  at Windsor on March 14, 2018

Personally Appeared Francis G. O’Neill, Signer and Sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

/s/ Denise M. Nowakowski Notary Public Signature	Denise M. Nowakowski Notary Public, State of Connecticut Commission Expires: October 31, 2021

STATEMENT OF WITNESS

On the date written above, the principal (C. Landon Cobb, Jr.) declared to me in my presence that this instrument is his general durable power of attorney and that he had willingly signed or directed another to sign for him, and that he executed it as his free and voluntary act for the purposes therein expressed.

/s/ Amber Denise Vaughn                                                            Signature of Witness #1
Amber Denise Vaughn                                                                 Printed or typed name of Witness #1
Voya Financial, 5780 Powers Ferry Rd. NW                            Address of Witness #1
Atlanta, GA  30327

/s/ Wendy Waterman                                                                    Signature of Witness #2
Wendy Waterman                                                                         Printed or typed name of Witness #2
Voya Financial, 5780 Powers Ferry Road, NW                        Address of Witness #2
Atlanta, GA  30327

EXHIBIT INDEX

Exhibit No.	Exhibit

16(1)(a)	Form of Underwriting Agreement by and between Aetna Insurance Company of America and Variable Annuity Account I and Variable Annuity Account II and Aetna Life Insurance and Annuity Company

16(1)(b)

Form of First Amendment to Principal Underwriting Agreement by and between Aetna Insurance Company of America and Variable Annuity Account I and Variable Annuity Account II and Aetna Life Insurance and Annuity Company

16(1)(c)	Form of Confirmation/Acknowledgement of Principal Underwriting Agreement

16(3)(a)	Restated Certificate of Incorporation (amended and restated as of October 1, 2007) of ING Life Insurance and Annuity Company

16(3)(b)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective October 1, 2007

16(4)(a)	Group Annuity Contract (Form No. G2-MGA-95)

16(4)(b)	Individual Annuity Contract (Form No. I2-MGA-95)

16(4)(c)	Certificate (G2CC-MGA-95) to Group Annuity Contract Form No. G-MGA-95

16(4)(d)	Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95

16(4)(e)	Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95

16(4)(f)	Name Change Endorsement (ENMCHGI (05/02))

16(4)(g)	Name Change Endorsement (EVNMGHC (09/14))

16(5)	Opinion re: Legality

16(23)(a)	Consent of Independent Registered Public Accounting Firm

16(23)(b)	Consent of Legal Counsel (included in Exhibit (5) above)

16(24)(a)	Powers of Attorney, included on signature page of this Registration Statement